As filed with the Securities and Exchange Commission on August 4, 2005.
                                                     Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-3
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933


                                 UNITRIN, INC.
            (Exact name of Registrant as specified in its charter)


           DELAWARE                                6331                         95-4255452
(State or other jurisdiction of        (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)         Classification Code Number)         Identification No.)

                             One East Wacker Drive
                            Chicago, Illinois 60601
                                (312) 661-4600
   (Address, Including Zip Code, and Telephone Number, Including Area Code,
                 of Registrant's Principal Executive Offices)

                              Scott Renwick, Esq.
             Senior Vice President, General Counsel and Secretary
                                 Unitrin, Inc.
                             One East Wacker Drive
                            Chicago, Illinois 60601
                                (312) 661-4600

           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)

                                   Copy to:

                              Brian W. Duwe, Esq.
                   Skadden, Arps, Slate, Meagher & Flom LLP
                             333 West Wacker Drive
                            Chicago, Illinois 60606
                                (312) 407-0700

               Approximate date of commencement of proposed sale
         to the public: From time to time after the effective date of this Registration Statement as determined by the
                                  registrant



                  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. |_|

                  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

                  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                                            CALCULATION OF REGISTRATION FEE
                   -------------------------------------------------------------------------------------
                        Title of Each Class of           Proposed Maximum             Amount of
                              Securities             Aggregate Offering Price      Registration Fee
                           to be Registered                    (1)                       (2)
                   -------------------------------------------------------------------------------------
                   Debt Securities (3)                          __                        __
                   -------------------------------------------------------------------------------------
                   Preferred Stock (4)                          __                        __
                   -------------------------------------------------------------------------------------
                   Common Stock (5)                             __                        __
                   -------------------------------------------------------------------------------------
                   Warrants                                     __                        __
                   -------------------------------------------------------------------------------------
                   Stock Purchase Contracts (6)                 __                        __
                   -------------------------------------------------------------------------------------
                   Stock Purchase Units (7)                     __                        __
                   -------------------------------------------------------------------------------------
                   TOTAL                                   $300,000,000                $35,310
                   -------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended and exclusive of accrued interest, distributions and dividends, if any. The aggregate public offering price of all securities registered hereby will not exceed $300,000,000 or the equivalent thereof on the date of issuance in one or more foreign currencies, foreign currency units or composite currencies. Such amount represents the issue price rather than the principal amount of any debt securities issued at an original issue discount.

(2) Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II(D) to Form S-3.

(3) Including such indeterminate principal amount of debt securities as may, from time, be issued (i) at indeterminate prices or (ii) upon conversion or exchanges of securities registered hereunder to the extent any such securities are, by their terms, convertible into or exchangeable for debt securities.

(4) Including such indeterminate number of shares of preferred stock as may, from time to time, be issued (i) at indeterminate prices or (ii) upon conversion or exchange of securities registered hereunder, to the extent any such securities are, by their terms, convertible into or exchangeable for preferred stock.

(5) Including such indeterminate number of shares of common stock as may, from time to time, be issued (i) at indeterminate prices or (ii) upon conversion or exchange of securities registered hereunder, to the extent any such securities are, by their terms, convertible into or exchangeable for common stock.

(6) Including such indeterminate number of stock purchase contracts as may, from time to time, be issued at indeterminate prices obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specific number of shares of common stock or preferred stock at a future date or dates.

(7) Including such indeterminate number of stock purchase units as may, from time to time, be issued at indeterminate prices each representing ownership of a stock purchase contract and debt securities, preferred stock or debt obligations of the foregoing, including U.S. treasury securities or any combination of the foregoing, securing the holders' obligations to purchase common stock or preferred stock under the stock purchase contracts.

                  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

[FLAG]

The information in this prospectus is not complete and may be changed. Unitrin, Inc. may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED AUGUST 4, 2005

Prospectus

                                 $300,000,000
                                 Unitrin, Inc.
           Debt Securities, Preferred Stock, Common Stock, Warrants,
                Stock Purchase Contracts, Stock Purchase Units

                  Unitrin, Inc. may offer, issue and sell, together or separately, its:

                  o debt securities, which may be senior debt securities or subordinated debt securities

                  o        shares of its preferred stock

                  o        shares of its common stock

                  o        warrants

                  o        stock purchase contracts

                  o        stock purchase units

                  Unitrin, Inc. will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

                  This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

                  Unitrin, Inc. may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see "Plan of Distribution" in this prospectus.

                  Unitrin, Inc.'s common stock is listed on the New York Stock Exchange under the trading symbol "UTR."

                  None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

               The date of this prospectus is           , 2005

                               TABLE OF CONTENTS

                                                                           Page

ABOUT THIS PROSPECTUS.........................................................1
WHERE YOU CAN FIND MORE INFORMATION...........................................1
CAUTION REGARDING FORWARD-LOOKING STATEMENTS..................................3
UNITRIN, INC..................................................................5
USE OF PROCEEDS...............................................................5
RATIO OF EARNINGS TO FIXED CHARGES............................................6
DESCRIPTION OF SECURITIES.....................................................6
DESCRIPTION OF DEBT SECURITIES................................................6
DESCRIPTION OF CAPITAL STOCK.................................................17
DESCRIPTION OF WARRANTS......................................................22
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS.............22
PLAN OF DISTRIBUTION.........................................................23
LEGAL MATTERS................................................................26
EXPERTS......................................................................26

                             ABOUT THIS PROSPECTUS

         Unless otherwise stated or the context otherwise requires, references in this prospectus to "Unitrin," "Company," "we," "our," or "us" refer to Unitrin, Inc.

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC") using a "shelf" registration process. Under this shelf process, we may, from time to time, sell any combination of debt securities, preferred stock, common stock, warrants, stock purchase contracts and stock purchase units as described in this prospectus, in one or more offerings up to a total dollar amount of $300,000,000 or the equivalent thereof on the date of issuance in one or more foreign currencies, foreign currency units or composite currencies. This prospectus provides you with a general description of the securities we may offer. Each time that securities are sold, a prospectus supplement that will contain specific information about the terms of that offering will be provided. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

         You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

         You should assume that the information in this prospectus is accurate as of the date of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

                      WHERE YOU CAN FIND MORE INFORMATION

         We file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information, including the registration statement of which this prospectus is a part, can be read and copied at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including Unitrin, Inc. Our common stock is listed and traded on the New York Stock Exchange ("NYSE") under the trading symbol "UTR". These reports, proxy statements and other information can also be read at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

         The SEC allows "incorporation by reference" into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus, and any information filed by us with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference the following documents to the extent they have been filed with the SEC:

         o    Annual Report on Form 10-K for the year ended December 31, 2004;

         o Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005;

         o Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005;

         o    Current Report on Form 8-K filed March 14, 2005;

         o    Current Report on Form 8-K filed April 26, 2005;

         o    Current Report on Form 8-K filed May 4, 2005;

         o    Current Report on Form 8-K filed May 10, 2005; and

         o    Current Report on Form 8-K filed June 27, 2005.

         We incorporate by reference the documents listed above and any future filings made with the SEC, to the extent they have been filed, in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we file a post-effective amendment which indicates the termination of the offering of the securities made by this prospectus.

         We will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus. Requests should be directed to Unitrin, Inc., One East Wacker Drive, Chicago, Illinois 60601 (telephone number (312) 661-4600). You may also obtain some of the documents incorporated by reference into this document at our website, www.unitrin.com. You should be aware that the information contained on our website is not a part of this document.

                 CAUTION REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus and the accompanying prospectus supplement may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give expectations or forecasts of future events. The reader can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "believe(s)," "goal(s)," "target(s)," "estimate(s)," "anticipate(s)," "forecast(s)," "project(s)," "plan(s)," "intend(s)," "expect(s)," "might," "may" and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Forward-looking statements, in particular, include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

         Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the Company's actual future results. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance; actual results could differ materially from those expressed or implied in the forward-looking statements. Among factors that could cause actual results to differ materially are:

     o Changes in general economic conditions, including performance of financial markets, interest rates, and unemployment rates, and fluctuating values of particular investments maintained by the Company and its subsidiaries;
     o Heightened competition, including with respect to pricing, entry of new competitors and the development of new products by new and existing competitors;
     o The number and severity of insurance claims (including those associated with catastrophe losses) and their impact on the adequacy of loss reserves;
     o The impact of inflation on insurance claims, including the effect of cost and availability of labor and materials on automobile and property repair and reconstruction costs;
     o   Changes in the pricing or availability of reinsurance;
     o Changes in the financial condition of reinsurers and amounts recoverable therefrom;
     o   Changes in industry trends and significant industry developments;
     o Regulatory approval of insurance rates, policy forms, license applications and similar matters;
     o Governmental actions (including new laws or regulations or court decisions interpreting existing laws and regulations or policy provisions) and adverse outcomes in litigation or other proceedings involving the Company or its subsidiaries;
     o Regulatory, accounting or tax changes that may affect the cost of, or demand for, the Company's products or services;
     o Changes in distribution channels, methods or costs resulting from changes in laws or regulations, lawsuits or market forces;
     o Changes in ratings by credit rating agencies and/or A.M. Best Co., Inc.;
     o Level of success in realizing economies of scale and implementing significant business consolidations and technology initiatives;
     o Absolute and relative performance of the Company's products or services;
     o Ability to maintain uninterrupted operation of facilities and business operations; and
     o Other risks and uncertainties described from time to time in the Company's filings with the SEC.

         No assurances can be given that the results contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. The Company assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this prospectus. The reader is advised, however, to consult any further disclosures the Company makes on related subjects in filings made with the SEC.

                                 UNITRIN, INC.

         We are a holding company whose primary source of funds for the payment of interest on our obligations or dividends to our stockholders is dividends from our subsidiaries. The amount of dividend distributions to us from our insurance and banking subsidiaries may be restricted, respectively, by state insurance laws and regulations as administered by state insurance departments and by banking laws and regulations as administered by applicable governmental agencies. We were incorporated in Delaware in 1990. Our principal executive offices are located at One East Wacker Drive, Chicago, Illinois 60601, and the telephone number is (312) 661-4600.

         Through our subsidiaries, we are engaged in the property and casualty insurance, life and health insurance and consumer finance businesses. We conduct our operations through six operating segments: Kemper Auto and Home, Unitrin Specialty, Unitrin Direct, Unitrin Business Insurance, Life and Health Insurance and Consumer Finance. Our subsidiaries employ more than 8,300 full-time associates of which, as of June 30, 2005, approximately 1,185 are employed in the Kemper Auto and Home segment, 750 in the Unitrin Specialty segment, 475 in the Unitrin Direct segment, 645 in the Unitrin Business Insurance segment, 4,260 in the Life and Health Insurance segment, 840 in the Consumer Finance segment and the remainder in various corporate and other staff functions.

         Our property and casualty insurance business operations are conducted through Kemper Auto and Home, Unitrin Specialty, Unitrin Direct and Unitrin Business Insurance, which collectively provide automobile, homeowners, commercial multi-peril, fire, casualty, workers compensation, general liability and other types of property and casualty insurance to individuals and businesses.

         Unitrin's Life and Health Insurance segment provides individual life and health insurance products to customers of modest incomes who desire basic protection for themselves and their families. This segment offers (i) through its career agency companies, ordinary life insurance, including permanent and term insurance, as well as property insurance products, and (ii) through Reserve National Insurance Company, accident and health insurance products and Medicare Supplement insurance primarily to individuals living in rural areas where health maintenance organizations and preferred provider organizations are less prevalent.

         The principal business of the Consumer Finance segment is the financing of used automobiles through the purchase of retail installment contracts from automobile dealers. The borrowers under these contracts typically have marginal credit histories. Our Consumer Finance segment is one of the largest non-prime automobile finance sources in California.

                                USE OF PROCEEDS

         Unless otherwise set forth in a prospectus supplement, we intend to use the proceeds of any securities sold for general corporate purposes, including repayment of existing indebtedness, working capital and the expansion of our business through new insurance product offerings, enhanced distribution and marketing of existing insurance products and strategic acquisitions as opportunities arise.

                      RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth our ratio of earnings to fixed charges(1) for the periods indicated:


                                         Six Months Ended                 Year Ended December 31,
                                          June 30, 2005             --------------------------------------------
                                        -------------------------    2004      2003     2002     2001       2000
                                                                    ------   -------  -------  --------   -------
Ratio of Earnings to Fixed Charges                6.9x               6.0x      3.6x     0.5x     10.6x      3.7x
-----------------------------------------------------------------------------------------------------------------


(1) The ratios of earnings to fixed charges have been computed on a consolidated basis by dividing earnings before income taxes and fixed charges by fixed charges. Fixed charges consist of interest on debt and a factor for interest included in rent expense.

                           DESCRIPTION OF SECURITIES

         This prospectus contains summary descriptions of the debt securities, common stock, preferred stock, warrants, stock purchase contracts and stock purchase units that we may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, this prospectus and the accompanying prospectus supplement contain the material terms of the securities being offered.

                        DESCRIPTION OF DEBT SECURITIES

         As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. Debt securities will either be senior debt securities or subordinated debt securities. Senior debt securities will be issued under a "senior indenture" and subordinated debt securities will be issued under a "subordinated indenture." This prospectus sometimes refers to the senior indenture and the subordinated indenture collectively as the "indentures."

         The forms of indenture are filed as exhibits to the registration statement. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures and debt securities, including the definitions therein of certain terms.

General

         Debt securities will be direct unsecured obligations of ours. Senior debt securities of any series will be our unsubordinated obligations and rank equally with all of our other unsecured and unsubordinated debt, including any other series of debt securities issued under the senior indenture. Subordinated debt securities of any series will be junior in right of payment to our senior indebtedness, as defined, and described more fully, under "Subordination."

         Because we are principally a holding company, our right to participate in any distribution of assets of any subsidiary, upon the subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent we may be recognized as a creditor of that subsidiary. Accordingly, our obligations under debt securities will be effectively subordinated to all existing and future indebtedness and liabilities of our subsidiaries, and holders of debt securities should look only to our assets for payment thereunder. Furthermore, our ability to pay principal and interest on the debt securities is, to a large extent, dependent upon dividends or other payments to us from our subsidiaries.

         The indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. We may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture. The indentures also do not limit our ability to incur other debt.

         Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

         o the title of the debt securities and whether they are subordinated debt securities or senior debt securities;

         o any limit on the aggregate principal amount of the debt securities;

         o    the price or prices at which we will sell the debt securities;

         o    the maturity date or dates of the debt securities;

         o the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

         o the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

         o the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

         o whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

         o the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

         o the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable;

         o if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

         o our obligation, if any, to redeem, repay or purchase the debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

         o the denominations in which the debt securities will be issued, if other than denominations of $1,000 in the case of registered securities and any integral multiple thereof;

         o the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

         o the currency or currencies, including composite currencies or currency units in which that series of debt securities may be denominated or in which we will pay the principal of (and premium, if any) or interest, if any, on that series of debt securities, if other than United States dollars;

         o provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

         o any deletions from, modifications of or additions to the Events of Default or our covenants with respect to the applicable series of debt securities;

         o the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities and, if other than by a certified resolution of the Board of Directors, the manner in which our election to defease the debt securities will be evidenced;

         o whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

         o the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock or other securities or property;

         o whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

         o any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

         o    the depositary for global or certificated debt securities;

         o    any special tax implications of the debt securities;

         o any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities; and

         o    any other terms of the debt securities.

         Unless otherwise specified in the applicable prospectus supplement, debt securities will not be listed on any securities exchange.

         Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

         Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. Debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

         The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness, to the extent and in the manner set forth in the subordinated indenture.

         Under the subordinated indenture, "senior indebtedness" means all obligations of ours in respect of any of the following, whether outstanding at the date of execution of the subordinated indenture or thereafter incurred or created:

         o the principal of (and premium, if any) and interest due on indebtedness of ours for borrowed money;

         o all obligations guaranteed by us for the repayment of borrowed money, whether evidenced or not evidenced by bonds, debentures, notes or other written instruments;

         o all obligations guaranteed by us evidenced by bonds, debentures, notes or similar written instruments, including obligations assumed or incurred in connection with the acquisition of property, assets or businesses (provided, however, that the deferred purchase price of any other business or property or assets shall not be considered senior indebtedness if the purchase price thereof is payable in full within 90 days from the date on which such indebtedness was created);

         o all obligations of ours as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles;

         o all obligations of ours for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction;

         o all obligations of ours in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

         o all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise;

         o all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us); and

         o any amendments, renewals, extensions, modifications and refundings of any of the above.

         Senior indebtedness does not include:

         o indebtedness or monetary obligations to trade creditors created or assumed by us in the ordinary course of business in connection with the obtaining of materials or services;

         o indebtedness that is by its terms subordinated to or ranks equal with the subordinated debt securities; and

         o any indebtedness of ours to our affiliates (including all debt securities and guarantees in respect of those debt securities issued to any trust, partnership or other entity affiliated with us that is a financing vehicle of ours in connection with the issuance by such financing entity of preferred securities or other securities guaranteed by us) unless otherwise expressly provided in the terms of any such indebtedness.

         Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

         Unless otherwise noted in the accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any), interest or any other payment due on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other acquisition of any of the subordinated debt securities.

         In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

         If any of the following events occurs, we will pay in full all senior indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

         o any dissolution or winding-up or liquidation or reorganization of ours, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

         o    any general assignment by us for the benefit of creditors; or

         o    any other marshaling of our assets or liabilities.

         In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness or their representatives or trustees in accordance with the priorities then existing among such holders as calculated by us until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered to, the holders of the senior indebtedness or their representatives or trustees at the time outstanding in accordance with the priorities then existing among such holders as calculated by us for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

         The subordinated indenture does not limit the issuance of additional senior indebtedness.

Consolidation, Merger, Sale of Assets and Other Transactions

         We may not (i) merge with or into or consolidate with another person or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to, any other person other than a direct or indirect wholly-owned subsidiary of ours, and (ii) no person may merge with or into or consolidate with us or, except for any of our direct or indirect wholly-owned subsidiaries, sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, unless:

         o we are the surviving corporation or the person formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than us, has expressly assumed by supplemental indenture all our obligations under the debt securities and the indentures;

         o immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing; and

         o we deliver to the trustee an officers' certificate and an opinion of counsel, each stating that the supplemental indenture relating to the transaction complies with the applicable Indenture.

Events of Default; Notice and Waiver

         Unless an accompanying prospectus supplement states otherwise, the following circumstances constitute "Events of Default" under the indentures with respect to each series of debt securities:

         o our failure to pay any interest on any debt security of such series when due and payable, continued for 30 days; provided, however, that a valid extension of an interest payment period in accordance with the terms of the debt security of such series shall not constitute a default in the payment of interest for this purpose;

         o our failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt security in accordance with the terms of the debt securities of that series shall not constitute a default in the payment of principal (or premium, if any) for this purpose;

         o our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 90 days after we receive notice of such failure; and

         o    certain events of bankruptcy, insolvency or reorganization.

         If an Event of Default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

         Any past default under either indenture with respect to debt securities of any series, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

         The trustee is required, within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest, on any debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series.

         The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indenture at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

         No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an Event of Default and of the continuance thereof with respect to the debt securities of such series specifying an Event of Default, as required under the applicable indenture, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request and (iii) the trustee shall not have instituted such action within 60 days of such request during which time the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with that request.

         We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

         If indicated in the applicable prospectus supplement, we may discharge or defease our obligations under each indenture as set forth below.

         We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations (as defined in either indenture), as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of (and premium, if any) and interest on such debt securities.

         If indicated in the applicable prospectus supplement, we may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant indenture) ("defeasance") or (ii) to be released from its obligations with respect to certain covenants applicable to the debt securities of or within any series ("covenant defeasance"), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either defeasance or covenant defeasance, we shall have delivered to the trustee (i) an officers' certificate to the effect that the relevant debt securities exchange(s) have informed it that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (ii) an officers' certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with. Finally, the deposit may not result in (i) an Event of Default, and no Event of Default may occur for 90 days following the deposit, (ii) a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money, pursuant to which more than $100,000,000 principal amount is then outstanding, to which we are a party or by which we are bound or (iii) the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under the Investment Company Act or exempt from registration thereunder.

         We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

         Under the indentures, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

         o extend the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

         o reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

         o change the currency in which any debt security or any premium or interest is payable;

         o impair the right to institute suit for any payment on or with respect to any debt security;

         o reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indentures or for waiver of compliance with certain provisions of the indentures or for waiver of certain defaults;

         o reduce the requirements contained in the indentures for quorum or voting; or

         o    modify any of the above provisions.

         The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

         Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for the holders money for their payment or redemption.

Payment and Paying Agents

         Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest payment, which will be specified in the applicable prospectus supplement.

         Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

         Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us and located in the Borough of Manhattan, The City of New York will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

Form, Exchange and Transfer

         The debt securities of each series may be issued as registered securities, as bearer securities (with or without coupons) or both. Unless otherwise specified in the applicable prospectus supplement, if any, registered securities will be issued in denominations of $1,000 and any integral multiple thereof. Subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, if any, registered securities will be exchangeable for other registered securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

         Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, debt securities issued as registered securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer duly executed) at the office of the security registrar or at the office of any transfer agent designated by us for that purpose. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. Any transfer agent initially designated by us for any debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

         If the debt securities of any series are to be redeemed, we will not be required to:

         o issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before any selection of debt securities for redemption and ending at the close of business on the day of mailing of the relevant notice of redemption; or

         o register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any registered security being redeemed in part.

Global Securities

         The debt securities of each series may be issued in whole or in part in global form. A debt security in global form will be deposited with, or on behalf of, a depositary, which will be named in an applicable prospectus supplement. A global security may be issued in either registered or bearer form and in either temporary or definitive form. A global debt security may not be transferred, except as a whole, among the depositary for that debt security and/or its nominees and/or successors. If any debt securities of a series are issuable as global securities, the applicable prospectus supplement will describe any circumstances when beneficial owners of interests in that global security may exchange their interests for definitive debt securities of like series and tenor and principal amount in any authorized form and denomination, the manner of payment of principal of and interest, if any, on that global debt security and the specific terms of the depositary arrangement with respect to that global debt security.

Governing Law

         The indentures and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Concerning the Trustee

         We anticipate appointing the trustee under the indenture as the paying agent, conversion agent, registrar and custodian with regard to debt securities. The trustee and/or its affiliates may in the future provide banking and other services to us in the ordinary course of their respective businesses.

Conversion or Exchange Rights

         The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

                         DESCRIPTION OF CAPITAL STOCK

         Our authorized capital stock consists of 100,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock, of which 100,000 shares have been designated Series A preferred stock. No Preferred Stock is outstanding as of the date of this prospectus. Of the 100,000,000 shares of Common Stock authorized, 69,202,681 shares were outstanding as of June 30, 2005, and 9,280,123 shares have been reserved for issuance pursuant to certain employee benefits plans as of June 30, 2005. The following is a summary description of all material terms and provisions relating to our capital stock, Certificate of Incorporation (the "Certificate of Incorporation") and Amended and Restated Bylaws (the "Bylaws"), but is qualified by reference to the Certificate of Incorporation and Bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

Common Stock

         Voting Rights. Each holder of shares of our common stock is entitled to attend all special and annual meetings of our stockholders. The holders of our common stock have one vote for each share held on all matters voted upon by our stockholders, including the election of directors.

         Dividends. Except for any preferential rights of holders of any preferred stock that may then be issued and outstanding and any other class or series of stock having a preference over the common stock, holders of our common stock are entitled to receive dividends when declared by our board of directors, from legally available funds.

         Other Rights. On our liquidation, dissolution or winding up, after payment in full of the amounts required to be paid to holders of preferred stock, if any, all holders of common stock are entitled to share ratably in any assets available for distribution to holders of shares of common stock. No shares of common stock are subject to redemption or have preemptive rights to purchase additional shares of common stock.

         Listing. The common stock is listed on the New York Stock Exchange under the symbol "UTR."

         Transfer Agent and Registrar. The transfer agent and registrar for the common stock is Wachovia Bank, N.A.

Preferred Stock

         As of the date of this prospectus, no shares of preferred stock are outstanding. 100,000 shares have been designated Series A preferred stock. The Board of Directors may authorize the issuance of preferred stock in one or more series and may determine, with respect to any such series, the powers, preferences and rights of such series, and its qualifications, limitations and restrictions, including, without limitation:

         (i) the designation of the series;

         (ii) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the designations for such series) increase or decrease (but not below the number of shares of such series then outstanding);

         (iii) whether dividends, if any, will be cumulative or noncumulative and the dividend rate of the series;

         (iv) the conditions upon which and the dates at which dividends, if any, will be payable, and the relation that such dividends, if any, will bear to the dividends payable on any other class or classes of Stock;

         (v) the redemption rights and price or prices, if any, for shares of the series;

         (vi) the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

         (vii) the amounts payable on and the preferences, if any, of shares of the series, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Unitrin, Inc.;

         (viii) whether the shares of the series will be convertible or exchangeable into shares of any other class or series, or any other security of ours or any other entity, and, if so, the specification of such other class or series or such other security, the conversion price or prices or exchange rate or rates, any adjustments thereof, the date or dates as of which such shares will be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made; and

         (ix) the voting rights, in addition to the voting rights provided by law, if any, of the holders of shares of such series.

         The authorized shares of preferred stock will be available for issuance without further action by our shareholders unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. The NYSE currently requires shareholder approval as a prerequisite to listing shares in several circumstances, including where the present or potential issuance of shares could result in an increase in the number of shares of common stock outstanding, or in the amount of voting securities outstanding, of at least 20%.

         Although the Board of Directors has no current intention of doing so, it could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. The Board of Directors will make any determination to issue such shares based on its judgment as to the best interests of Unitrin and its shareholders. The Board of Directors, in so acting, could issue preferred stock having terms that could discourage a potential acquirer from making, without first negotiating with the Board of Directors, an acquisition attempt through which such acquirer may be able to change the composition of the Board of Directors, including a tender offer or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then current market price of such stock.

Provisions With Possible Anti-Takeover Effects

         Various provisions of the Delaware General Corporation Law and our Certificate of Incorporation and Bylaws, as well as the shareholder rights plan adopted by us and described below, may make more difficult the acquisition of control of us by means of a tender offer, open market purchases, a proxy fight or other means that are not approved by our board of directors but that a shareholder might consider to be in such shareholder's best interest.

         The summary set forth below describes certain provisions of the Certificate of Incorporation and Bylaws. The summary is qualified in its entirety by reference to the provisions of the Certificate of Incorporation and Bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

         Charter and Bylaw Provisions

         Article Six of the Certificate of Incorporation and Article II of the Bylaws provide that a special meeting of the shareholders may be called only by the Chairman of the Board or by a majority of the Board of Directors then in office.

         Article Six of the Certificate of Incorporation also provides that shareholders may not take any action by written consent.

         Article II of the Bylaws requires that any nomination for election to the Board of Directors by a shareholder must be delivered to the Secretary not less than sixty (60) nor more than ninety (90) days prior to the anniversary of the preceding year's annual meeting.

         Business Combinations

         Article Seven of the Certificate of Incorporation places certain restrictions on the following transactions with a direct or indirect beneficial owner (including certain former beneficial owners and successors to such beneficial owners) of more than 15% of the voting power of Unitrin's outstanding voting stock (an "interested shareholder"):

         (i) any merger or consolidation of Unitrin or any subsidiary with any interested shareholder or any other person (whether or not itself an interested shareholder) which is, or after such merger or consolidation would be, an affiliate of an interested shareholder; or

         (ii) any sale, lease exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any interested shareholder or any affiliate of any interested shareholder of any assets of Unitrin or any subsidiary having an aggregate fair market value of $10,000,000 or more; or

         (iii) the issuance or transfer by Unitrin or any subsidiary (in one transaction or a series of transactions) of any securities of Unitrin or any subsidiary to any interested shareholder or any affiliate of any interested shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $10,000,000 or more; or

         (iv) the adoption of any plan or proposal for the liquidation or dissolution of Unitrin proposed by or on behalf of any interested shareholder or any affiliate of any interested shareholder; or

         (v) any reclassification of securities (including any reverse stock split or recapitalization of Unitrin) or any merger or consolidation of Unitrin with any of its subsidiaries or any other transaction (whether or not with or into or otherwise involving any interested shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of Unitrin or any subsidiary beneficially owned by any interested shareholder or any affiliate of any interested shareholder.

         We may only enter into one of the transactions described above if :

         (i) the transaction has been approved by a majority of our "continuing directors," being (1) members of our original Board of Directors,
(2) persons unaffiliated with an interested shareholder who were members of the Board of Directors prior to such person or entity becoming an interested shareholder, or (3) successors of continuing directors who were recommended to succeed continuing directors by a majority of continuing directors then on the Board; or

         (ii) the transaction has been approved by the affirmative vote of 75% of the voting power of our outstanding voting stock, voting together as a single class, the consideration to be received by the holders of each class or series of our capital stock is not less than the highest price paid by the Interested Shareholder for any shares of such class or series during the preceding 24 months and is either in cash or in the form of consideration previously used by the Interested Shareholder to acquire the largest number of shares of such class or series previously acquired by such Interested Shareholder and certain other conditions have been met.

         Business Combination Statute

         As a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an interested stockholder (defined generally as a person owning 15% or more of our outstanding voting stock) from engaging in a business combination with us for three years following the date that person became an interested stockholder unless:

         o before that person became an interested stockholder, our board of directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

         o upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our outstanding voting stock at the time the transaction commenced (excluding stock held by persons who are both directors and officers or by certain employee stock plans); or

         o on or following the date on which that person became an interested stockholder, the business combination is approved by our Board of Directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least 66 2/3% of our outstanding voting stock (excluding shares held by the interested stockholder).

         A business combination includes mergers, asset sales and certain other transactions resulting in a financial benefit to the interested stockholder.

         Shareholder Rights Plan

         On August 4, 2004, our Board of Directors declared a dividend distribution of one new right (a "Right") for each outstanding share of Common Stock to stockholders of record at the close of business on August 16, 2004 (the "Record Date"). These new Rights replaced the previously outstanding rights which had expired in accordance with their terms on August 3, 2004. Each Right entitles the registered holder to purchase from us a unit consisting of one one-thousandth of a share (a "Unit") of Series A Junior Participating Preferred Stock, par value $0.10 per share (the "Series A Junior Participating Preferred Stock") at a Purchase Price of $150.00 per Unit, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "2004 Rights Agreement") between Unitrin and Wachovia Bank, National Association, as Rights Agent, which is included as
Exhibit 4.1 herein.

         Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and a "Distribution Date" will occur upon the earlier of: (i) ten business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more (22% or more in the case of our existing stockholder, Singleton Group LLC, and certain related persons) of our outstanding shares of Common Stock (the "Stock Acquisition Date"), other than as a result of repurchases of stock by us or certain inadvertent actions by institutional or certain other stockholders; or
(ii) ten business days (or such later date as the Board shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person.

         The Rights are not exercisable until the Distribution Date and will expire at 5:00 P.M. (New York City time) on August 4, 2014, unless such date is extended or the Rights are earlier redeemed or exchanged by us.

         In the event that a Person becomes an Acquiring Person, except pursuant to an offer for all outstanding shares of Common Stock which the independent directors determine to be fair and not inadequate and to otherwise be in the best interests of Unitrin and its stockholders, after receiving advice from one or more investment banking firms, each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of Unitrin) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by us.

         At any time after a person becomes an Acquiring Person and prior to the acquisition by such person or group of fifty percent or more of our outstanding shares of Common Stock, we may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-thousandth of a share of Preferred Stock (or of a share of a class or series of our preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment). At any time until ten business days following the Stock Acquisition Date, we may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by our Board of Directors).

                            DESCRIPTION OF WARRANTS

         We may issue warrants to purchase debt securities, preferred stock or common stock (collectively, the "underlying warrant securities"), and such warrants may be issued independently or together with any such underlying warrant securities and may be attached to or separate from such underlying warrant securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

         The applicable prospectus supplement will describe the specific terms of any warrants offered thereby, including: (i) the title of such warrants;
(ii) the aggregate number of such warrants; (iii) the price or prices at which such warrants will be issued; (iv) the currency or currencies, including composite currencies, in which the exercise price of such warrants may be payable; (v) the designation and terms of the underlying warrant securities purchasable upon exercise of such warrants; (vi) the price at which the underlying warrant securities purchasable upon exercise of such warrants may be purchased; (vii) the date on which the right to exercise such warrants shall commence and the date on which such right shall expire; (viii) whether such warrants will be issued in registered form or bearer form; (ix) if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time; (x) if applicable, the designation and terms of the underlying warrant securities with which such warrants are issued and the number of such warrants issued with each such underlying warrant security;
(xi) if applicable, the date on and after which such warrants and the related underlying warrant securities will be separately transferable; (xii) information with respect to book-entry procedures, if any; (xiii) if applicable, a discussion of certain United States federal income tax considerations; and (xiv) any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

       DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

         We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock or preferred stock at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred stock or debt obligations of third parties, including United States treasury securities, any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders' obligations to purchase the securities under the stock purchase contracts, which we refer to herein as stock purchase units. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or the stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

         The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units offered thereby and will contain a discussion of any material federal income tax considerations applicable to the stock purchase contracts and stock purchase units. The description of the stock purchase contracts or stock purchase units contained in this prospectus is not complete and the description in any applicable prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. If any particular terms of the stock purchase contracts or stock purchase units described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

                             PLAN OF DISTRIBUTION

         We may sell the common stock, preferred stock, any series of debt securities, warrants, stock purchase contracts and stock purchase units being offered hereby in one or more of the following ways from time to time:

         o to underwriters or dealers for resale to the public or to institutional investors;

         o    directly to institutional investors; or

         o    through agents to the public or to institutional investors.

         The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

         o    the name or names of any underwriters or agents;

         o the purchase price of the securities and the proceeds to be received by us from the sale;

         o any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

         o    any initial public offering price;

         o any discounts or concessions allowed or reallowed or paid to dealers; and

         o    any securities exchange on which the securities may be listed.

         If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

         o    negotiated transactions;

         o at a fixed public offering price or prices, which may be changed;

         o    at market prices prevailing at the time of sale;

         o    at prices related to prevailing market prices; or

         o    at negotiated prices.

         If dealers are utilized in the sale of offered securities, we will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

         We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be "underwriters" as that term is defined in the Securities Act.

         We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

         As one of the means of direct issuance of offered securities, we may utilize the service of an entity through which it may conduct an electronic "dutch auction" or similar offering of the offered securities among potential purchasers who are eligible to participate in the action or offering of such offered securities, if so described in the applicable prospectus supplement.

         If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

         The securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. The prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

         In connection with an offering of securities hereunder and under the applicable prospectus supplement, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional shares from us in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the overallotment option. "Naked" short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.

         The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

         Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of our stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

         Underwriters, dealers, agents and remarketing firms may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers, agents and remarketing firms may be required to make. Underwriters, dealers, agents and remarketing agents may be customers of, engage in transactions with, or perform services in the ordinary course of business for us and/or our affiliates.

         Each series of securities will be a new issue of securities and will have no established trading market other than the common stock which is listed on the New York Stock Exchange. Any common stock sold will be listed on the New York Stock Exchange, upon official notice of issuance. The securities, other than the common stock, may or may not be listed on a national securities exchange. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity or trading market for any of the securities.

         Unless otherwise indicated in the applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

                                 LEGAL MATTERS

         Unless otherwise indicated in the applicable prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP will act as counsel to Unitrin.

                                    EXPERTS

         The consolidated financial statements, the related financial statement schedules, and management's report on internal control incorporated in this Registration Statement by reference from Unitrin's Annual Report on Form 10-K for the year ended December 31, 2004, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference and have been so incorporated in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

         The expenses relating to the registration of the securities will be borne by the registrant. Such expenses are estimated to be as follows:

         Securities and Exchange Commission Registration Fee......     $        35,310
         NYSE Filing Fee..........................................             *
         Trustees' Fees and Expenses..............................             *
         Printing and Engraving Fees and Expenses.................             *
         Accounting Fees and Expenses.............................             *
         Legal Fees...............................................             *
         Miscellaneous............................................             *
                                                                     ----------------------
         Total....................................................     $        35,310
                                                                     ======================

*To be provided by amendment

Item 15.  Indemnification of Directors and Officers.

         Under the General Corporation Law of the State of Delaware (the "DGCL"), a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his or her service as a director, officer, employee or agent of the corporation, or, at the corporation's request, as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees) and judgments, fines and amounts paid in settlement that he or she actually and reasonably incurred in connection with the defense or settlement of such action, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful. In connection with an action by or in the right of the corporation, the DGCL also permits a corporation to indemnify any such person under the same conditions described in the preceding sentence, but if such person has been judged liable to the corporation, then the indemnification is permissible only to the extent deemed proper by the court. The DGCL also provides for mandatory indemnification of any director, officer, employee or agent against expenses actually and reasonably incurred to the extent such person has been successful in the defense of any proceeding covered by the statute. In addition, the DGCL authorizes advance payment of expenses incurred by a director or officer in defending an action upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.

         The Certificate of Incorporation and the Amended and Restated Bylaws ("Bylaws") of the Company provide for indemnification of the directors and officers of the Company and for advancement of expenses incurred by a director or officer in defending an action to the fullest extent permitted by current Delaware law. The Certificate of Incorporation and the Bylaws of the Company eliminate the personal liability of a director to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, but not with regard to a director's liability for breach of duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, willful or negligent violation of DGCL provisions regarding dividend payments or stock purchase or redemption, or any transaction from which the director derived an improper personal benefit.

         The Company maintains a directors and officers liability insurance policy insuring the directors and officers of the Company and its subsidiaries in certain instances.

Item 16.  List of Exhibits.

         The Exhibits to this registration statement are listed in the Index to Exhibits on page II-6.

Item 17.  Undertakings.

         The undersigned registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events
                       arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss. 230.424(b) of Chapter II of Title 17 of the Code of Federal Regulations) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) to include any material information with respect to
                       the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

         (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

         (4) that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (5) that for the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective;

         (6) that for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (7) to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on August 3, 2005.

                                 UNITRIN, INC.


                                   By   /s/      Eric J. Draut
                                      ---------------------------------------
                                      Name:  Eric J. Draut
                                      Title: Chief Financial Officer and
                                             Executive Vice President


                               POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Eric J. Draut and Scott Renwick and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 3, 2005.


                Signature                                  Title
                ---------                                  -----


         /s/ Richard C. Vie                 Chairman of the Board of Directors
-----------------------------------         and Chief Executive Officer
          Richard C. Vie                    (principal executive officer)


          /s/ Donald G. Southwell           President, Chief Operating Officer
-----------------------------------         and Director
          Donald G. Southwell

         /s/ Eric J. Draut                  Executive Vice President, Chief
-----------------------------------         Financial Officer and Director
          Eric J. Draut                     (principal financial officer)

          /s/ Richard Roeske                Vice President and Chief Accounting
-----------------------------------         Officer (principal accounting
          Richard Roeske                    officer)

          /s/ James E. Annable              Director
-----------------------------------
          James E. Annable

          /s/ Donald V. Fites               Director
-----------------------------------
          Donald V. Fites

          /s/ Douglas G. Geoga              Director
-----------------------------------
          Douglas G. Geoga

          /s/ Reuben L. Hedlund             Director
-----------------------------------
          Reuben L. Hedlund

          /s/ William E. Johnston           Director
-----------------------------------
          William E. Johnston

          /s/ Wayne Kauth                   Director
-----------------------------------
          Wayne Kauth

          /s/ Ann E. Ziegler                Director
-----------------------------------
          Ann E. Ziegler

                                 EXHIBIT INDEX

1.1        Form of Underwriting Agreement for debt securities.**

1.2        Form of Underwriting Agreement for preferred stock.**

1.3        Form of Underwriting Agreement for common stock.**

3.1 Certificate of Incorporation of Unitrin, Inc. (Incorporated herein by reference to Exhibit 3.1 to our Registration Statement on Form S-3 filed May 9, 2002, Registration No. 333-87866.)

3.2 Amended and Restated Bylaws of Unitrin, Inc. (Incorporated herein by reference to Exhibit 3.2 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004).

4.1        Rights Agreement, dated as of August 4, 2004, between Unitrin, Inc.
           and Wachovia Bank, National Association, including the Form of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock, the Form of Rights Certificate and the Summary of Rights to Purchase Preferred Stock (Incorporated herein by reference to Exhibit 4.1 to our Current Report on Form 8-K dated August 6, 2004).

4.2 Senior Indenture dated as of June 26, 2002, by and between Unitrin, Inc. and BNY Midwest Trust Company as Trustee (Incorporated herein by reference to Exhibit 4.1 to our Current Report on Form 8-K dated July 1, 2002).

4.3 Form of Subordinated Indenture (Incorporated herein by reference to Exhibit 4.2 to our Registration Statement on Form S-3 filed May 9, 2002, Registration No. 333-87866).

4.4 Officer's Certificate, including form of Senior Note with respect to our 5.75% Senior Notes due July 1, 2007 (Incorporated herein by reference to Exhibit 4.2 to our Current Report on Form 8-K filed July 1, 2002).

4.5 Officer's Certificate, including form of Senior Note with respect to our 4.875% Senior Notes due November 1, 2010 (Incorporated herein by reference to Exhibit 4.2 to our Current Report on Form 8-K filed October 30, 2003).

4.6        Form of any Senior Note. **

4.7        Form of any Subordinated Note. **

4.8        Form of any certificate of designation, preferences and rights. **

4.9        Form of Debt Warrant Agreement. **

4.10       Form of Debt Warrant Certificate (included in Exhibit 4.6).

4.11       Form of Stock Warrant Agreement. **

4.12       Form of Stock Warrant Certificate (included in Exhibit 4.8).

4.13       Form of Stock Purchase Agreement. **

4.14       Form of Stock Purchase Unit. **

5.1        Opinion of Skadden, Arps, Slate, Meagher & Flom LLP. *

12.1       Statement Re: Computation of Ratio of Earnings to Fixed Charges. *

23.1       Consent of Deloitte & Touche LLP, independent accountants. *

23.2       Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
           Exhibit 5.1 hereto).

24.1       Powers of Attorney (included on the signature pages hereto).

25.1 Statement of Eligibility on Form T-1 of the Trustee under the Senior Indenture. **

25.2 Statement of Eligibility on Form T-1 of the Trustee under the Subordinated Indenture. **

-------------------
   *      Filed herewith
   ** To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.